Exhibit 23.4
Consent of Independent Accountants
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2004, relating to the financial statements of Crosman Acquisition Corporation and Subsidiaries for the period from July 1, 2003 to February 9, 2004 and the year ended June 30, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Syracuse, New York
December 14, 2005